EXHIBIT 32.3

PRINCIPAL FINANCIAL OFFICER CERTIFICATION

I, Adir Katzav, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Eagle Bulk Shipping Inc., as filed with the Securities and Exchange Commission on March 31, 2014; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 30, 2014	/s/ Adir Katzav
Adir Katzav Chief Financial Officer